LIMITED POWER OF ATTORNEY
FOR
THE TIMBERLAND COMPANY
SECTION 16(a) FILINGS


	Know all by these presents, that the undersigned hereby constitutes and appoints each of Gregory M. Saltzberg and Danette Wineberg, signing singly, the undersigneds true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned,
in the undersigneds capacity as an officer, director and/or stockholder of The Timberland Company
(the Company),Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules thereunder;

(2)	Do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States
Securities and Exchange Commission (the SEC) and any stock exchange or similar authority; and

(3)	Take any other action of any type whatsoever which,
in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Powerof Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

      The undersigned hereby grants to each suchattorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary,or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.



	The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transaction in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6 day of November 2009.


Carrie W. Teffner
Print Name of Reporting
Person or Entity


/s/ Carrie W. Teffner
Signature of Reporting person